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                                                            Exhibit 10.26

                            BOSTON PROPERTIES, INC.

                                  MEMORANDUM

                            PERSONAL & CONFIDENTIAL

TO:      Robert Selsam

FROM:    Ed Linde

DATE:    August 10, 1995

CC:      David Gaw

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This is to confirm our discussion of yesterday regarding additional compensation to be paid to you out of the fees Boston Properties will earn from developing 90 Church Street on behalf of the U.S. Postal Service. Any and all of the payments are contingent upon your continued employment at Boston Properties and should you leave for any reason, you will no longer be entitled to the payments outlined below except to the extent that they have already been paid to you in cash on or before the date that your employment at Boston Properties ends. Our agreement is as follows:

1. You will be paid one-third of any "leasing commissions" actually paid to Boston Properties in connection with the leasing of space at 90 Church Street. This includes the $100,000 leasing commission paid to Boston Properties in connection with the recently concluded Legal Aid Society lease. Therefore, by copy of this memo, I am asking David Gaw to arrange for a $33,333 check to be issued to you.

2. You will receive two payments of $35,000 each, the first to be paid on or about August 1, 1996 and the second, one year later.

3. You will be paid 5% of the management fees earned by Boston Properties commencing August 1, 1995. Your 5% portion will be paid to you on a semi-annual basis in arrears -- in other words, each six months you will receive 5% of the management fees earned by Boston Properties at 90 Church Street during the immediately preceding six-month period.

Please let me know if this does not accurately reflect our conversation and agreement. It is also intended to reflect the superb job you have done in managing or relationship with the United States Postal Service in New York and in securing a very important piece of business for Boston Properties at a time when imaginative ways to put our resources to work are at a premium.